Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Quanterix Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Amendment No.1 to the Company's Annual Report on Form 10-K/A for the year ended December 31, 2023 (the “Form 10-K/A”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 23, 2024	/s/ MASOUD TOLOUE
Masoud Toloue, Ph.D.
President and Chief Executive Officer

Dated: December 23, 2024	/s/ VANDANA SRIRAM
Vandana Sriram
Chief Financial Officer